Exhibit 1.2

Execution Version

ALTRIA GROUP, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

February 12, 2019

ALTRIA GROUP, INC.

PHILIP MORRIS USA INC.

6601 West Broad Street

Richmond, Virginia 23230

Attention:	Daniel J. Bryant
Vice President and Treasurer

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of November 4, 2008 in connection with Altria Group, Inc.’s and Philip Morris USA Inc.’s registration statement on Form S-3 (No. 333-221133) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Debt Securities

Title:

3.490% Notes due 2022 (the “2022 Notes”), 3.800% Notes due 2024 (the “2024 Notes”), 4.400% Notes due 2026 (the “2026 Notes”), 4.800% Notes due 2029 (the “2029 Notes”), 5.800% Notes due 2039 (the “2039 Notes”), 5.950% Notes due 2049 (the “2049 Notes”) and 6.200% Notes due 2059 (the “2059 Notes” and, together with the 2022 Notes, the 2024 Notes, the 2026 Notes, the 2029 Notes, the 2039 Notes and the 2049 Notes, the “Notes”).

Principal Amount:

In the case of the 2022 Notes, $1,000,000,000.

In the case of the 2024 Notes, $1,000,000,000.

In the case of the 2026 Notes, $1,500,000,000.

In the case of the 2029 Notes, $3,000,000,000.

In the case of the 2039 Notes, $2,000,000,000.

In the case of the 2049 Notes, $2,500,000,000.

In the case of the 2059 Notes, $500,000,000.

Interest Rate:

In the case of the 2022 Notes, 3.490% per annum from February 14, 2019, payable semi-annually in arrears on February 14 and August 14, commencing August 14, 2019, to holders of record on the preceding January 30 or July 30, as the case may be.

In the case of the 2024 Notes, 3.800% per annum from February 14, 2019, payable semi-annually in arrears on February 14 and August 14, commencing August 14, 2019, to holders of record on the preceding January 30 or July 30, as the case may be.

In the case of the 2026 Notes, 4.400% per annum from February 14, 2019, payable semi-annually in arrears on February 14 and August 14, commencing August 14, 2019, to holders of record on the preceding January 30 or July 30, as the case may be.

In the case of the 2029 Notes, 4.800% per annum from February 14, 2019, payable semi-annually in arrears on February 14 and August 14, commencing August 14, 2019, to holders of record on the preceding January 30 or July 30, as the case may be.

In the case of the 2039 Notes, 5.800% per annum from February 14, 2019, payable semi-annually in arrears on February 14 and August 14, commencing August 14, 2019, to holders of record on the preceding January 30 or July 30, as the case may be.

In the case of the 2049 Notes, 5.950% per annum from February 14, 2019, payable semi-annually in arrears on February 14 and August 14, commencing August 14, 2019, to holders of record on the preceding January 30 or July 30, as the case may be.

In the case of the 2059 Notes, 6.200% per annum from February 14, 2019, payable semi-annually in arrears on February 14 and August 14, commencing August 14, 2019, to holders of record on the preceding January 30 or July 30, as the case may be.

Maturity:

In the case of the 2022 Notes, February 14, 2022.

In the case of the 2024 Notes, February 14, 2024.

In the case of the 2026 Notes, February 14, 2026.

In the case of the 2029 Notes, February 14, 2029.

In the case of the 2039 Notes, February 14, 2039.

In the case of the 2049 Notes, February 14, 2049.

In the case of the 2059 Notes, February 14, 2059.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, including its participants, Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV (“Euroclear”), or their respective designated custodian, as the case may be, in denominations of $2,000 and $1,000 integral multiples thereof.

Change of Control:

Upon the occurrence of both (i) a change of control of the Company and (ii) the Notes ceasing to be rated investment grade by each of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and Fitch Ratings Inc. within a specified period, the Company will be required to make an offer to purchase the Notes of each series at a price equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth under the caption “Description of Notes—Repurchase Upon Change of Control Triggering Event” in the prospectus supplement.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Optional Redemption:

At any time, the Company may, at its option, redeem the 2022 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2022 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to January 14, 2024 (the date that is one month prior to the scheduled maturity date for the 2024 Notes), the Company may, at its option, redeem the 2024 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2024 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after January 14, 2024 (the date that is one month prior to the scheduled maturity date for the 2024 Notes), the Company may, at its option, redeem the 2024 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to December 14, 2025 (the date that is two months prior to the scheduled maturity date for the 2026 Notes), the Company may, at its option, redeem the 2026 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2026 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after December 14, 2025 (the date that is two months prior to the scheduled maturity date for the 2026 Notes), the Company may, at its option, redeem the 2026 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to November 14, 2028 (the date that is three months prior to the scheduled maturity date for the 2029 Notes), the Company may, at its option, redeem the 2029 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2029 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after November 14, 2028 (the date that is three months prior to the scheduled maturity date for the 2029 Notes), the Company may, at its option, redeem the 2029 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to August 14, 2038 (the date that is six months prior to the scheduled maturity date for the 2039 Notes), the Company may, at its option, redeem the 2039 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2039 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after August 14, 2038 (the date that is six months prior to the scheduled maturity date for the 2039 Notes), the Company may, at its option, redeem the 2039 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2039 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to August 14, 2048 (the date that is six months prior to the scheduled maturity date for the 2049 Notes), the Company may, at its option, redeem the 2049 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2049 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after August 14, 2048 (the date that is six months prior to the scheduled maturity date for the 2049 Notes), the Company may, at its option, redeem the 2049 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2049 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to August 14, 2058 (the date that is six months prior to the scheduled maturity date for the 2059 Notes), the Company may, at its option, redeem the 2059 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2059 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after August 14, 2058 (the date that is six months prior to the scheduled maturity date for the 2059 Notes), the Company may, at its option, redeem the 2059 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2059 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Notice of any redemption will be mailed at least 15 days but not more than 45 days before the redemption date to each holder of Notes to be redeemed. If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and such Notes will cease to be outstanding.

Sinking Fund:

None.

Guarantor:

Philip Morris USA Inc.

In addition to the Events of Default set forth in the Indenture, dated as of November 4, 2008 (the “Indenture”) among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as and to the extent set forth under the caption “Description of Notes—Subsidiary Guarantee” in the prospectus supplement, each of the following will constitute an Event of Default (within the meaning of the Indenture) with respect to the Notes: (i) the Guarantor or a court takes certain actions relating to bankruptcy, insolvency or reorganization of the Guarantor and (ii) the Guarantor’s guarantee with respect to the Notes is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect as permitted by the Indenture of the Guarantee Agreement, or the Guarantor repudiates its obligations under such guarantee.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2022 Notes, 99.544% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2024 Notes, 99.197% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2026 Notes, 99.166% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2029 Notes, 99.067% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2039 Notes, 99.015% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2049 Notes, 98.847% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2059 Notes, 98.706% of the principal amount, plus accrued interest, if any, from February 14, 2019.

Expected Reoffering Price:

In the case of the 2022 Notes, 99.994% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2024 Notes, 99.797% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2026 Notes, 99.791% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2029 Notes, 99.717% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2039 Notes, 99.765% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2049 Notes, 99.722% of the principal amount, plus accrued interest, if any, from February 14, 2019.

In the case of the 2059 Notes, 99.706% of the principal amount, plus accrued interest, if any, from February 14, 2019.

Names and Addresses of the Representatives of the Several Underwriters:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States

Attention: Syndicate Registration

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

Attention: General Counsel

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Debt Capital Markets Desk

The respective principal amounts of the Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.    For purposes of the Underwriting Agreement, the “Applicable Time” is 6:50 p.m. New York City time, on the date of this Terms Agreement.

2.    Subsection (i) of Section 2 of the Underwriting Agreement is hereby amended as follows:

“(i) There are no pending or to the Company’s knowledge, threatened, actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are required to be disclosed in the Pricing Prospectus and the Prospectus that are not so disclosed. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company, any of its subsidiaries or any of their respective properties with respect to the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq. (the “Controlled Substances Act”), the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.) (the “Civil Asset Forfeiture Reform Act”) or any related applicable Money Laundering Laws (as defined below) (in each case, solely as it relates to an alleged violation of the Controlled Substances Act) is pending or, to the knowledge of the Company, threatened.”

3.    Subsection (t) of Section 2 of the Underwriting Agreement is hereby added as follows:

“(t)    The Company shall not, and shall cause its subsidiaries to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, for any business purposes or other activity that is in contravention of the Controlled Substances Act and the Civil Asset Forfeiture Reform Act (as it relates to the Controlled Substances Act) and all related applicable Money Laundering Laws.”

4.    For purposes of Section 5(d)(xi) of the Underwriting Agreement, the descriptions of contracts and other documents referred to in such counsel’s opinion shall include, but not be limited to, the information appearing under the captions “The Company,” “Description of Debt Securities,” “Description of Guarantees of Debt Securities,” “Description of Notes,” and “Underwriting (Conflict of Interest)” in the prospectus supplement.

5.    For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company and Philip Morris USA Inc. by the Underwriters for use in the prospectus supplement consists of the following information: the language appearing on page S-10 under the caption “The Offering” in the line item entitled “Conflict of Interest” in the prospectus supplement, the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting (Conflict of Interest)” in the prospectus supplement and the information contained in the sixth, seventh, eighth, tenth, twelfth and thirteenth paragraphs under the caption “Underwriting (Conflict of Interest)” in the prospectus supplement.

6.    Section 14 of the Underwriting Agreement is hereby added as follows:

“14. Recognition of the U.S. Special Resolution Regimes

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-

Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

The Closing will take place at 9:00 a.m., New York City time, on February 14, 2019, at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166.

The Securities will be made available for checking and packaging at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 at least 24 hours prior to the Closing Date.

[remainder of page intentionally left blank]

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,
Acting as Representatives of the several Underwriters

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

BARCLAYS CAPITAL INC.

By:	/s/ Meghan M. Maher
Name:	Meghan M. Maher
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Director

MIZUHO SECURITIES USA LLC

By:	/s/ Joseph Santaniello
Name:	Joseph Santaniello
Title:	Vice President

[Signature Page to Terms Agreement]

Accepted:

ALTRIA GROUP, INC.

By:	/s/ Daniel J. Bryant
Name:	Daniel J. Bryant
Title:	Vice President and Treasurer

PHILIP MORRIS USA INC.

By:	/s/ Heather Newman
Name:	Heather Newman
Title:	President and Chief Executive Officer

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

	Principal Amount of
Underwriter	3.490% Notes due 2022	3.800% Notes due 2024	4.400% Notes due 2026	4.800% Notes due 2029	5.800% Notes due 2039	5.950% Notes due 2049	6.200% Notes due 2059
J.P. Morgan Securities LLC	$213,106,000	$213,106,000	$319,658,000	$639,317,000	$426,211,000	$532,764,000	$106,553,000
Barclays Capital Inc.	86,235,000	86,235,000	129,353,000	258,705,000	172,470,000	215,588,000	43,117,000
Citigroup Global Markets Inc.	86,235,000	86,235,000	129,353,000	258,705,000	172,470,000	215,588,000	43,117,000
Mizuho Securities USA LLC	86,235,000	86,235,000	129,353,000	258,705,000	172,470,000	215,588,000	43,117,000
Credit Suisse Securities (USA) LLC	86,235,000	86,235,000	129,353,000	258,705,000	172,470,000	215,588,000	43,117,000
Deutsche Bank Securities Inc.	86,235,000	86,235,000	129,353,000	258,705,000	172,470,000	215,588,000	43,117,000
Goldman Sachs & Co. LLC	86,235,000	86,235,000	129,353,000	258,705,000	172,470,000	215,588,000	43,117,000
Scotia Capital (USA) Inc.	86,235,000	86,235,000	129,353,000	258,705,000	172,470,000	215,588,000	43,117,000
Morgan Stanley & Co. LLC	43,117,000	43,117,000	64,676,000	129,352,000	86,235,000	107,793,000	21,559,000
Santander Investment Securities Inc.	43,117,000	43,117,000	64,676,000	129,352,000	86,235,000	107,793,000	21,559,000
U.S. Bancorp Investments, Inc.	43,117,000	43,117,000	64,676,000	129,352,000	86,235,000	107,793,000	21,559,000
Wells Fargo Securities, LLC	43,117,000	43,117,000	64,676,000	129,352,000	86,235,000	107,793,000	21,559,000
Telsey Advisory Group LLC	10,781,000	10,781,000	16,167,000	32,340,000	21,559,000	26,948,000	5,392,000

Total	$1,000,000,000	$1,000,000,000	$1,500,000,000	$3,000,000,000	$2,000,000,000	$2,500,000,000	$500,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: Investor Presentation dated February 4, 2019

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-221133

FINAL TERM SHEET

Dated February 12, 2019

3.490% Notes due 2022

3.800% Notes due 2024

4.400% Notes due 2026

4.800% Notes due 2029

5.800% Notes due 2039

5.950% Notes due 2049

6.200% Notes due 2059

Issuer:	Altria Group, Inc.

Guarantor:	Philip Morris USA Inc.

Aggregate Principal Amount:	2022 Notes: $1,000,000,000 2024 Notes: $1,000,000,000 2026 Notes: $1,500,000,000 2029 Notes: $3,000,000,000 2039 Notes: $2,000,000,000 2049 Notes: $2,500,000,000 2059 Notes: $500,000,000

Maturity Date:

2022 Notes: February 14, 2022

2024 Notes: February 14, 2024

2026 Notes: February 14, 2026

2029 Notes: February 14, 2029

2039 Notes: February 14, 2039

2049 Notes: February 14, 2049

2059 Notes: February 14, 2059

Coupon:	2022 Notes: 3.490% 2024 Notes: 3.800% 2026 Notes: 4.400% 2029 Notes: 4.800% 2039 Notes: 5.800% 2049 Notes: 5.950% 2059 Notes: 6.200%

Interest Payment Dates:	2022 Notes: Semi-annually on February 14 and August 14, commencing August 14, 2019 2024 Notes: Semi-annually on February 14 and August

14, commencing August 14, 2019

2026 Notes: Semi-annually on February 14 and August 14, commencing August 14, 2019

2029 Notes: Semi-annually on February 14 and August 14, commencing August 14, 2019

2039 Notes: Semi-annually on February 14 and August 14, commencing August 14, 2019

2049 Notes: Semi-annually on February 14 and August 14, commencing August 14, 2019

2059 Notes: Semi-annually on February 14 and August 14, commencing August 14, 2019

Price to Public:

2022 Notes: 99.994% of principal amount

2024 Notes: 99.797% of principal amount

2026 Notes: 99.791% of principal amount

2029 Notes: 99.717% of principal amount

2039 Notes: 99.765% of principal amount

2049 Notes: 99.722% of principal amount

2059 Notes: 99.706% of principal amount

Benchmark Treasury:

2022 Notes: 2.500% UST due February 15, 2022.

2024 Notes: 2.500% UST due January 31, 2024.

2026 Notes: 2.625% UST due January 31, 2026.

2029 Notes: 2.625% UST due February 15, 2029.

2039 Notes: 3.375% UST due November 15, 2048.

2049 Notes: 3.375% UST due November 15, 2048.

2059 Notes: 3.375% UST due November 15, 2048.

Benchmark Treasury Yield:	2022 Notes: 2.492% 2024 Notes: 2.495% 2026 Notes: 2.585% 2029 Notes: 2.686% 2039 Notes: 3.020% 2049 Notes: 3.020% 2059 Notes: 3.020%

Spread to Benchmark Treasury:	2022 Notes: +100 bps 2024 Notes: +135 bps 2026 Notes: +185 bps 2029 Notes: +215 bps 2039 Notes: +280 bps 2049 Notes: +295 bps 2059 Notes: +320 bps

Yield to Maturity:	2022 Notes: 3.492% 2024 Notes: 3.845% 2026 Notes: 4.435%

2029 Notes: 4.836% 2039 Notes: 5.820% 2049 Notes: 5.970% 2059 Notes: 6.220%

Optional Redemption:

2022 Notes: Make-whole call at T+15 bps at any time.

2024 Notes: Make-whole call at T+25 bps prior to January 14, 2024; par call on or after January 14, 2024.

2026 Notes: Make-whole call at T+30 bps prior to December 14, 2025; par call on or after December 14, 2025.

2029 Notes: Make-whole call at T+35 bps prior to November 14, 2028; par call on or after November 14, 2028.

2039 Notes: Make-whole call at T+45 bps prior to August 14, 2038; par call on or after August 14, 2038.

2049 Notes: Make-whole call at T+45 bps prior to August 14, 2048; par call on or after August 14, 2048.

2059 Notes: Make-whole call at T+50 bps prior to August 14, 2058; par call on or after August 14, 2058.

Trade Date:	February 12, 2019

Settlement Date (T+2):	February 14, 2019

CUSIP / ISIN:

2022 Notes:    CUSIP: 02209S BA0

ISIN: US02209SBA06

2024 Notes:    CUSIP: 02209S BB8

ISIN: US02209SBB88

2026 Notes:    CUSIP: 02209S BC6

ISIN: US02209SBC61

2029 Notes:    CUSIP: 02209S BD4

ISIN: US02209SBD45

2039 Notes:    CUSIP: 02209S BE2

ISIN: US02209SBE28

2049 Notes:    CUSIP: 02209S BF9

ISIN: US02209SBF92

2059 Notes:    CUSIP: 02209S BG7

ISIN: US02209SBG75

Listing:	None.

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc. Mizuho Securities USA LLC Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Scotia Capital (USA) Inc.

Senior Co-Managers:	Morgan Stanley & Co. LLC Santander Investment Securities Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Manager:	Telsey Advisory Group LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Barclays Capital Inc. collect at 1-888-603-5847, Citigroup Global Markets Inc. collect at 1-800-831-9146, or Mizuho Securities USA LLC collect at 1-866-271-7403.